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                                                                 EXHIBIT T3A-21.

                                    DELAWARE
                                                  PAGE 1

                                 The First State

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "COVANTA HUNTINGTON RESOURCE RECOVERY ONE CORP." AS RECEIVED AND FILED IN THIS OFFICE

         THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

         CERTIFICATE OF INCORPORATION, FILED THE FOURTEENTH DAY OF OCTOBER, A.D. 1987, AT 10 O'CLOCK AM.

         CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "C -E HUNTINGTON RESOURCE RECOVERY ONE CORP." TO "OGDEN MARTIN SYSTEMS OF HUNTINGTON RESOURCE RECOVERY ONE CORP.", FILED THE SECOND DAY OF MAY, AD. 1990, AT 1:30 O'CLOCK P.M.

         CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE SIXTH DAY OF FEBRUARY, A.D. 1996, AT 9 O'CLOCK A.M.

         CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "OGDEN MARTIN SYSTEMS OF HUNTINGTON RESOURCE RECOVERY ONE CORP." TO "COVANTA HUNTINGTON RESOURCE RECOVERY ONE CORP.", FILED THE FOURTEENTH DAY OF MARCH, A.D. 2001, AT 9 O'CLOCK AM.

         AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

                                           /s/ Harriet Smith Windsor
                                           -------------------------------------
                                           Harriet Smith Windsor, Secretary of
                                           State

2140602    8100H                           AUTHENTICATION: 2949990

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040133019                                  DATE: 02-24-04

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                          CERTIFICATE OF INCORPORATION

                                       OF

                   C-E Huntington Resource Recovery One Corp.

                                      *****


         1.       The name of the corporation is

                   C-E Huntington Resource Recovery One Corp.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is One thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One thousand Dollars ($1,000).

         5. The right to increase or decrease the amount of the authorized stock of any class or classes of stock is reserved by

                                       3
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the affirmative vote of the holders of a majority of the stock entitled to vote.

                                       4
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         6A.      The name and mailing address of each incorporator is as
follows:

   NAME                                  MAILING ADDRESS
   ----                                  ---------------
D.A. Hampton                        Corporation Trust Center
                                    1209 Orange Street
                                    Wilmington, Delaware 19801

L.J. Johnston                       Corporation Trust Center
                                    1209 Orange Street
                                    Wilmington, Delaware 19801

S.J. Queppet                        Corporation Trust Center
                                    1209 Orange Street
                                    Wilmington, Delaware 19801

         6B.      The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

    NAME                                   MAILING ADDRESS
    ----                                   ---------------
C.E. Barnett                        Combustion Engineering, Inc.
                                    900 Long Ridge Road
                                    Stanford, Conn. 06904

J.B. Kelly                          Combustion Engineering, Inc.
                                    900 Long Ridge Road
                                    Stanford, Conn. 06904

W.M. Torrence                       Combustion Engineering, Inc.
                                    1000 Prospect Hill Road
                                    Windsor, CT. 06095

         7.       The corporation is to have perpetual existence.

         8. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

         To make, alter or repeal the by-laws of the corporation.

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         9.       Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

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         Meetings of stockholders may be held within or without the State of
Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

         10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 14th day of
October    , 1987.

                                           /s/ D.A. Hampton
                                           -------------------------------------
                                           D.A. Hampton

                                           /s/ L.J. Johnston
                                           -------------------------------------
                                           L.J. Johnston

                                           /s/ S.J. Queppet
                                           -------------------------------------
                                           S.J. Queppet

                                       7
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    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 02/06/1996
   960035145 - 2140602

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

It is hereby certified that

1.       The name of the corporation (hereinafter called the "corporation") is

         OGDEN MARTIN SYSTEMS OF HUNTINGTON RESOURCE RECOVERY ONE CORP.

2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

         Signed on 1/15/1998

                                                   /s/
                                                   -----------------------------
                                                           Authorized Officer

                                       8
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                                              DB BC D-:COA CERTIF OF CHANGE 4/91

                                       9
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            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

         OGDEN MARTIN SYSTEMS OF HUNTINGTON RESOURCE RECOVERY ONE CORP.

It is hereby certified that:

         1. The name of the corporation (hereinafter the "corporation") is OGDEN MARTIN SYSTEMS OF HUNTINGTON RESOURCE RECOVERY ONE CORP.

         2. The certificate of incorporation of the corporation is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article:

                  Article One: The name of the corporation (hereinafter called the "corporation") is COVANTA HUNTINGTON RESOURCE RECOVERY ONE CORP.

         3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provision of Section 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, I have duly executed this certificate of amendment this 14th day of March ____, 2001.

                                           /s/ Patricia Collins
                                           -----------------------------
                                           Name:  Patricia Collins
                                           Title: Secretary

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                                                  STATE OF DELAWARE
                                                  SECRETARY OF STATE
                                               DIVISION OF CORPORATIONS
                                              FILED 09:00 AM 03/14/2001
                                                 010126522 -- 2140602

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